EXHIBIT 10.5

GUARANTY AGREEMENT

GUARANTY AGREEMENT (this “Agreement”), dated as of October 1, 2012, by Sunrise Senior Living, Inc. (“Guarantor”) in favor of Health Care REIT, Inc., as lender (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of October 1, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement) between Sunrise Senior Living Investments, Inc. (the “Company”) and the Lender, subject to the satisfaction of certain conditions precedent, the Lender has agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the making of the Loans that Guarantor guaranty the Company’s obligations under the Credit Agreement (the “Credit Agreement Obligations”);

WHEREAS, Guarantor will derive substantial direct and indirect benefits from the making of the Loans under the Credit Agreement and is willing to guaranty the Credit Agreement Obligations; and

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to induce the Lender to make Loans to the Company thereunder, Guarantor hereby agrees with the Lender as follows:

ARTICLE I

GUARANTY

Section 1.1             Guaranty.  To induce the Lenders to make the Loans, Guarantor hereby, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, all the Credit Agreement Obligations whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).  This guaranty by Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 1.2             Authorization; Other Agreements.  The Lender is hereby authorized, without notice to or demand upon Guarantor and without discharging or otherwise affecting the obligations of Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)           (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment of or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)           apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)           refund at any time any payment received by the Lender in respect of any Guaranteed Obligation;

(d)           (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any collateral granted on or after the Effective Date for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold collateral on or after the Effective Date to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Company and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)           settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 1.3             Guaranty Absolute and Unconditional.  Guarantor hereby waives and agrees not to assert any defense (other than indefeasible payment in full of the Guaranteed Obligations in cash or other immediately available funds), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Agreement are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement, in each case except as otherwise agreed in writing by the Lender):

(a)           the invalidity or unenforceability of any obligation of the Company or any other guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security granted for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security granted for the Guaranteed Obligations or any part thereof;

(b)           the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Company or any other guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document;

(c)           the failure by any Person to take any steps to perfect and maintain any lien on, or to preserve any rights with respect to, any collateral;

(d)           any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Company, any other guarantor or any of the Company’s affiliates or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)           any foreclosure, whether or not through judicial sale, and any other sale of any collateral or any election following the occurrence of an Event of Default by the Lender to proceed separately against any collateral in accordance with the Lender’s rights under any applicable law; or

(f)            any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Company, any other guarantor or any of the Company’s affiliates, in each case other than the payment in full of the Guaranteed Obligations.

Section 1.4             Waivers.  Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any other guarantor (other than indefeasible payment in full of the Guaranteed Obligations in cash or other immediately available funds).  Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any other guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other affiliate or set off any of its obligations to such other affiliate against obligations of such affiliate to Guarantor, until indefeasible payment in full of the Guaranteed Obligations in cash or other immediately available funds.  GUARANTOR WAIVES ALL SURETYSHIP AND OTHER SIMILAR DEFENSES.  No obligation of Guarantor hereunder shall be discharged other than by complete performance.

Section 1.5             Reliance.  Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.  In the event Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantor, Lender shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to Guarantor.

ARTICLE II

MISCELLANEOUS

Reinstatement.  Guarantor agrees that, if any payment made by Company, any of Company’s affiliates or any other Person and applied to the Credit Agreement Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Agreement (including the guaranty of Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Guarantor.

Section 2.2             Release of Guaranty.  Upon payment in full of all of the Guaranteed Obligations, automatically and unconditionally without the need for any further action by any party,

subject in all respects to the terms of the Credit Agreement, Guarantor shall be released from its obligations hereunder.

Representations and Warranties.  In order to induce Lender to enter into this Agreement and to make Loans to the Borrower under the Credit Agreement, the Guarantor hereby represents and warrants to the Lender that:

(a)           The Guarantor is a corporation duly formed and validly existing under the laws of the State of Delaware.

(b)           The Guarantor has the corporate power and authority to make, deliver and perform this Agreement.  The Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(c)           This Agreement (i) has been duly executed, authorized and delivered on behalf of the Guarantor and (ii) constitutes the legal, valid and binding obligation of the Guarantor, and is enforceable against the Guarantor in accordance with its terms, subject to (x) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) implied covenants of good faith and fair dealing.

(d)           The execution, delivery and performance of this Agreement do not violate the Organizational Documents of the Guarantor.

Section 2.4             Independent Obligations.  The obligations of Guarantor hereunder are independent of and separate from the Guaranteed Obligations.  If any Guaranteed Obligation is not paid when due, or upon any Event of Default, the Lender may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of any Guaranteed Obligation then due, without first proceeding against any other guarantor, the Company or any affiliate of the Company and without first joining any other guarantor, the Company or any affiliate of the Company in any proceeding.

Section 2.5             No Waiver by Course of Conduct.  Lender shall not by any act (except by a written instrument pursuant to Section 2.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion.

Section 2.6             Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by both of the parties hereto.

Section 2.7             Notices.  All notices, requests and demands to or upon the Lender or Guarantor hereunder shall be effected in the manner provided for in Section 8.2 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon Guarantor shall be addressed to the Company’s notice address set forth in such Section 8.2.

Section 2.8             Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.

Section 2.9             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 2.10           Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 2.11           Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

Section 2.12           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.12.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

SUNRISE SENIOR LIVING, INC.
as Guarantor

			By:	/s/ Marc Richards
				Name:	Marc Richards
				Title:	Chief Financial Officer

ACCEPTED AND AGREED
as of the date first above written:

HEALTH CARE REIT, INC.
as Lender

By:	/c/ Erin C. Ibele
	Name:	Erin C. Ibele
	Title:	Senior Vice President —
Administration & Corporate Secretary

SIGNATURE PAGE TO PARENT GUARANTY